UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 7, 2011
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American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Entry into a Material Definitive Agreement.

The information set forth under “Item 3.02. Unregistered Sale of Equity Securities” is incorporated herein by this reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in prior filings by American Apparel, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), as a result of resignations of certain of the Company’s directors, the Company’s Audit Committee currently consists of two members instead of three members as required by the rules of the NYSE Amex LLC (the “Exchange”), and the Company’s Board of Directors currently consists of three Class A directors, one Class B director (with two Class B vacancies reserved for the designees of Lion/Hollywood L.L.C.), and two Class C directors (with one Class C vacancy).

On July 11, 2011, the Company received a letter from the Exchange advising that (i) the Company is not in compliance with Section 803(B)(2)(a) of the NYSE Amex Company Guide (the “Company Guide”), which requires that the Audit Committee consist of at least three members, and (ii) the Company’s Board of Directors has a structure which is not in compliance with Section 802(d) of the Company Guide, which the Exchange interprets as requiring that the classes of a classified board be of approximately equal size and that a majority of directors be elected every two years.

The letter from the Exchange provides that the Exchange will apply the cure period of Section 803(B)(6)(b) of the Company Guide to both items of noncompliance and that, as a result, the Company will have until the earlier of the Company’s next annual meeting of stockholders and July 1, 2012 (or if the next annual meeting is held before January 9, 2012, until January 9, 2012), to regain compliance with the Exchange’s standards.  The Company intends to fill the vacancy on the Audit Committee and realign the Company’s Board of Directors in accordance with the Exchange’s standards as expeditiously as possible prior to the expiration of the cure period.

On July 13, 2010, the Company issued a press release disclosing the foregoing. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 3.02	Unregistered Sale of Equity Securities.

Exercise of Additional Purchase Rights.  On July 12, 2011, the Company received a total of approximately $1.6 million in additional proceeds from the exercise of rights by certain Purchasers (as defined below) to purchase approximately 1.7 million shares of Common Stock pursuant to the Purchase and Investment Agreement, dated as of April 21, 2011, among the Company and the investors party thereto (the “Purchasers”).  The shares were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

New Lion Warrants. In connection with such issuance on July 12, 2011 and the issuance on July 7, 2011 of approximately 7.4 million shares of Common Stock as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2011, and in accordance with the Credit Agreement, dated as of March 13, 2009 (as amended, modified and/or waived, the “Lion Credit Agreement”), with Wilmington Trust FSB, as administrative agent and as collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C. (“Lion”), as a lender, and the other lenders party thereto, the Company issued to Lion warrants, which expire in 2018 and are exercisable at any time during their term, to purchase an aggregate of 1,783,115 shares of Common Stock at an exercise price of $1.00 per share, as such price may be adjusted from time to time pursuant to the adjustments specified in the warrants and the Lion Credit Agreement.  The warrants were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act.

Adjustment of SOF Warrant Price.  In connection with the issuances of the warrants to Lion as described above, the exercise price of the warrant issued to SOF Investments, L.P.—Private IV on December 19, 2008, was adjusted pursuant to its terms to $2.139.

Item 3.03       Material Modification to Rights of Security Holders.

The information set forth under “Item 3.02.  Unregistered Sale of Equity Securities” is incorporated herein by this reference.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated July 7, 2011, issued to Lion/Hollywood L.L.C.

10.2	Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated July 12, 2011, issued to Lion/Hollywood L.L.C.

99.1	Press release, dated July 13, 2011, of American Apparel, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: July 13, 2011	By:	/s/ Glenn A Weinman
		Name:	Glenn A. Weinman
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated July 7, 2011, issued to Lion/Hollywood L.L.C.

10.2	Warrant to Purchase Shares of Common Stock of American Apparel, Inc., dated July 12, 2011, issued to Lion/Hollywood L.L.C.

99.1	Press release, dated July 13, 2011, of American Apparel, Inc.